                                                                  Exhibit 3.109

(CHANGES)                                         BUREAU USE ONLY.
DOCKETING STATEMENT DSCB:15-134B (Rev 95)            REVENUE - LABOR & INDUSTRY
                                                     OTHER

  FILING FEE. NONE                                FILE CODE
                                                  FILED DATE

 This form (file in triplicate) and all accompanying documents shall be mailed to:
 COMMONWEALTH OF PENNSYLVANIA
 DEPARTMENT OF STATE
 CORPORATION BUREAU
 P.O. BOX 8722
 HARRISBURG, PA 17105-8722

   Part I. COMPLETE FOR EACH FILING:
      Current name of entity or registrant affected by the submittal to which this statement relates: (survivor or new entity if merger or consolidation)
      Vend-Rite Service Corporation

      Entity number, if known: -NOTE: ENTITY NUMBER is the computer index number assigned to an entfty upon initial filing in the Department of State.

   Incorporation / qualification date in Pa.: 11/12/76   State of Incorporation:
                                                          Pennsylvania

      Federal identification Number 23-2014419

 Specified effective date, if any.,

Part II. COMPLETE FOR EACH FILING This statement is being submitted with (check proper box): X_ Amendment. complete Section A only

 - Merger, Consolidation or Division: complete Section B, C or D

 - Consolidation: complete Section C

 - Division: complete Section D

 - Conversion: complete Section A and E only

 - Statement of Correction: complete Section A only
 - Statement of Termination: complete Section H
 - Statement of Revival., complete Section G

 - Dissolution by Shareholders or Incorporators before Commencement of Business: complete Section F only

Part Ill. COMPLETE IF APPROPRIATE: The delayed effective date of the accompanying submittals:

                                 October 1,1998

X Section A. CHANGES TO BE MADE TO THE ENTITY NAMED IN PART I.- (Check box/boxes which pertain)

            Name:
            Registered Office:

                  Number & Street -RD number & box number        city          State         zip       County
       see Purpose.-

       see Stock: aggregate number of shares authorized           (attach additional provisions, if any)


      - Term of Existence:

        X Other Amended and Restated Articles

Section B. MERGER (Complete Section A if any changes to surviving entity):
MERGING ENTITIES ARE: (List only the merging entities-SURVIVOR IS LISTED IN
PART 1)

     1. Name:

        Entity Number, if known:                         Inc. date in Pa.:                       State of Incorporation:

 2. Name:

    Entity Number, if known:                          Inc / Qual. date in Pa.:               State of incorporation:


Attach sheet containing above corporate information if there are additional merging entities.

 -Section C.         CONSOLIDATION (NEW entity information should be completed
                     in Part L Also, complete and attach DOCKETING STATEMENT
                     DSCB:15-134A for the NEW entity formed.)

           CONSOLIDATING ENTITIES ARE:

 1. Name:

 Entity Number, if known:                         Inc. / Qual. date in Pa.:               State of Incorporation:-

 2. Name:

   Entity Number, if known:                          Inc / Qual. date in Pa.:               State of Incorporation:


Attach sheet containing above corporate information if there are additional consolidating entities.

 Section D.      DIVISION (Forming NEW entity(s) named below. Also, complete and attach DOCKETING STATEMENT DSCB:15-134A for EACH new entity formed by division.)

                            1.

          Entity Number         Name

                            2.

          Entity Number         Name

 Attach sheet if there are additional entities to be named.

 CHECK ONE:

 - Entity named in Part I survives. (Any changes, complete Section A)
 - Entity named in Part / does not survive.

 Section E. CONVERSION (Complete Section A)
 CHECK ONE:

    - Converted from nonprofit to profit

    - Converted from profit to nonprofit

Section F. DISSOLVED BY SHAREHOLDERS OR INCORPORATORS BEFORE COMMENCEMENT OF BUSINESS

 Section G. STATEMENT OF REVIVAL     Entity named in Part/ hereby revives
                                     its charter or articles which were
                                     forfeited by Proclamation or expired.
                                     (Complete Section A if any changes
                                     have been made to the revived entity.)

 Section H. STATEMENT OF TERMINATION

(type of filing made) filed in the Department of State on month, date, year, hour, if any is / are hereby terminated.

If merger, consolidation or division, list all entities involved, other than that listed in Part /.

                    - 1.

 Entity Number              Name

                      2.

 Entity Number              Name

 Attach sheet containing above information if there are additional entities involved.

                                    Addendum

 1. Changed from "To engage in and do any lawful act concerning any and all business for which corporations may be incorporated under the Business Corporation Law, May 5, 1933, P.L. 364, as amended" to "To engage in and do any lawful act concerning any and all lawful businesses for which corporations may be incorporated under the Business Corporation Law of 1988".
 2. Authorized capital is reduced from 15,000 common stock, $1.00 par value, to 1,000 shares of common stock, without par value.








                                     I OF I

                                    EXHIBIT A

                              AMENDED AND RESTATED

                      ARTICLES OF INCORPORATION-FOR PROFIT

                 DSCB:15-1306/2102/2103/2702/2903/7102a (Rev 90)

Indicate type of domestic corporation (check one):

  X  Business-stock (15 Pa. C.S.Section.1306)             ______Management (15 Pa. C.S.Section.2702)


_____Business-nonstock (15 Pa. C.S.Section.2102)          ______Professional (15 Pa. C.S.Section.2903)

_____Business-statutory close (15 Pa. C.S.Section.2303)   ______Cooperative (15 Pa. C.S.Section.2903)


         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated assosciations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1. The name of the corporations is: VEND-RITE SERVICE CORPORATION____________

2. The (a) address of the corporations's initial registered office in this Commonwealth or (b) name of

   Its commercial registered office provider and the county of venue is:

   (a)   1635 Market Street   Philadelphia   PA      19103   Philadelphia
        -----------------------------------------------------------------
         Number and Street    City           State   Zip     County

   (b)   c/o: CT CORPORATION SYSTEM
              -----------------------------------------------------------------
                  Name of Commercial Registered Office Provider

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 of common stock without par value.

5. The existence of the corporation shall be perpetual.

6. The purpose for which the corporation is organized is to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be incorporated under the Business Corporation Law of 1988.